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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of
              earliest event reported):         January 24, 1994


                          STONE CONTAINER CORPORATION
            (Exact name of Registrant as specified in its charter)


DELAWARE                            1-3439                  36-2041256
(State or other jurisdiction               (Commission      (IRS Employer
 of Incorporation)                     File Number)        Identification No.)


150 North Michigan Avenue, Chicago, Illinois                      60601
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number,
including area code: (312) 346-6600


                                      N/A
        (Former name or former address, if changed since last report.)




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Item 5.     OTHER EVENTS

            A.    RECENT FINANCIAL RESULTS

            Stone Container Corporation (the "Company") incurred a loss for the year and the fourth quarter ended December 31, 1993. For the year ended December 31, 1993, the loss before the cumulative effect of a change in the accounting for postretirement benefits other than pensions was $319.2 million or $4.59 per share of common stock. The adoption of Statement of Financial Accounting Standards No. 106 "Accounting for Postretirement Benefits Other than Pensions" ("SFAS 106"), effective January 1, 1993, resulted in a one-time, non-cash cumulative effect charge of $39.5 million net of income taxes or $.56 per share of common stock, resulting in a net loss of $358.7 million or $5.15 per share of common stock. For the year ended December 31, 1992, the restated loss before the cumulative effect of a change in the accounting for income taxes was $170 million, or $2.49 per share of common stock. The adoption of SFAS 109, which the Company adopted retroactive to January 1, 1992, resulted in a one-time, non-cash cumulative effect charge of $99.5 million, or $1.40 per share of common stock, resulting in a restated net loss of $269.4 million, or $3.89 per share of common stock. In 1993, the Company adjusted the discount rate for the calculation of its pension liabilities from 9% to 7-1/2% for its U.S. and German pension plans and from 9% to 8% for its Canadian pension plans. Excluding the Company's unfunded German plans, for which the impact of this change has not yet been determined, with the implementation of this change the excess of the Company's projected benefit obligations over the asset value of the Company's plans increased from $71.0 million at December 31, 1992 to $146.6 million at December 31, 1993. In addition, the surplus of the asset value of the U.S.
and Canadian plans over the accumulated benefit obligations of such plans of $4.6 million at December 31, 1992 became a deficit of $64.7 million at December 31, 1993.

            On February 3, 1993, the Company issued a press release concerning its financial results, which is attached as Exhibit 99.1 hereto and is incorporated by reference herein. Recent developments concerning the Company are described in the Company's Prospectus Supplement dated February 3, 1994 relating to the sale of 16,500,000 shares of Common Stock, which is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

            B.    SECOND AMENDMENT AND WAIVER
                  TO U.S. CREDIT AGREEMENT

            The Company and its bank group have entered into the Second Amendment and Waiver dated as of January 24, 1994 (the "Second Amendment") to the Company's Amended and Restated Credit Agreement effective as of December 17, 1993, which restated credit agreement is attached as Exhibit 4(a) to the Company's 8-K dated January 3, 1994 (the "Third Restated Credit Agreement"). The Second Amendment is attached hereto as Exhibit 4.1 and incorporated by reference herein. The effectiveness of the Second Amendment is subject to various conditions, including a requirement that substantially contemporaneously with the consummation of the Company's 1994 offering of common stock and senior notes, the Company shall have applied a portion of the net proceeds of the offerings to the prepayment of an amount due under the Third Restated Credit Agreement equal to the aggregate amount of all regularly scheduled principal installments remaining due in 1994 and 1995.

            The Second Amendment waives the mandatory prepayment requirements of Section 3.4(b) of the Third Restated Credit Agreement to the extent necessary to permit the Company (a) to



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apply up to $200 million of net proceeds of the Company's offerings of common stock and senior notes to be applied to the reduction of revolving credit loans without a reduction in commitments (or, to the extent no revolving credit agreements remain outstanding, the Company may retain the balance in cash) and (b) to utilize a portion of the net proceeds of the common stock offering to prepay the outstanding $98 million (plus accrued interest) of the Company's 13-5/8% Subordinated Notes due June 1, 1995.

            The Second Amendment amends Section 5.3.3 of the Third Restated Credit Agreement to require that the Company have EBITDA (as defined in the Third Restated Credit Agreement) equal to or greater than the following amounts for the respective periods indicated below:


                                                            ($ IN MILLIONS)
                                                            ---------------

      For the quarter ended 3/31/94...............................$ 20.0
      For the two quarters ended 6/30/94..........................$ 55.0
      For the three quarters ended 9/30/94........................$111.0
      For the four quarters ended 12/31/94........................$180.0
      For the four quarters ended 3/31/95.........................$226.0
      For the four quarters ended 6/30/95.........................$300.0
      For the four quarters ended 9/30/95.........................$380.0
      For the four quarters ended 12/31/95........................$457.0
      For the four quarters ended 3/31/96.........................$567.0
      For the four quarters ended 6/30/96.........................$651.0
      For the four quarters ended 9/30/96.........................$735.0
      For the four quarters ended 12/31/96
        and each four quarter period thereafter...................$822.0



In calculating compliance with the EBITDA minimum requirements, there will be excluded from Consolidated Net Income (as defined in the Third Restated Credit Agreement) any income reported by the Company or any of its subsidiaries arising out of payments received in the event that the Company terminates or amends the 1984 electric power purchase agreement between the Company and a public utility company. In the calculation of Consolidated Net Income for purposes of the EBITDA covenant, the net income or net loss of three of the Company's subsidiaries, Seminole Kraft Corporation ("Seminole Kraft"), Stone Savannah River Pulp & Paper Corporation ("Stone Savannah") and Stone-Consolidated Corporation, are not included in the calculation except to the extent, if any, that such subsidiaries pay dividends to the Company.

            The Second Amendment also amends Section 7.1(g) of the Third Restated Credit Agreement to provide that the existing cross-default provisions in the Third Restated Credit Agreement relating to obligations of $10 million or more of Seminole Kraft and Stone Savannah are replaced with cross-acceleration provisions (i.e., an event of default will not occur unless such


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an obligation is declared due and payable prior to its stated maturity or due date). An event of default will also occur under the Third Restated Credit Agreement, as amended, if a payment default of such indebtedness occurs at final maturity and the holder thereof has commenced legal action in respect of such default.

            The Second Amendment also amends Section 5.2.5(b) of the Third Restated Credit Agreement to provide that the Company may pay cash dividends, make distributions on its capital stock or make purchases or redemptions of its capital stock to the extent that the aggregate amount of all such dividends, distributions, purchases and redemptions from January 1, 1994 to the date of the proposed dividend, distribution, purchase or redemption (after giving effect to such proposed dividend, distribution, purchase or redemption) would not exceed the sum of (A) an amount equal to (1) 75% of the Consolidated Net Income (as defined) of the Company for the period from January 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption minus (2) 100% of the Consolidated Net Loss (as defined) of the Company for the period from January 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption and (B) 100% of the cash proceeds (net of the pro rata fees, costs and expenses of sale and underwriting discounts and commissions) of sales of common stock (other than common stock sold in the 1994 Equity Offering) and Permitted Preferred Stock (as defined) of the Company from January 1, 1994 to the date of payment of such proposed dividend, distribution, purchase or redemption; provided, however, that without respect to the foregoing limitations, the Company shall be permitted to pay cash dividends and to make distributions with respect to its Permitted Preferred Stock outstanding as of January 1, 1994 [the $1.75 Series E Cumulative Convertible Exchangeable Preferred Stock] (but not with respect to its common stock or subsequently issued preferred stock) to the extent permitted by the terms of the Company's Indenture to the Bank of New York, as trustee, dated as of March 15, 1992. This change has the effect of resetting to zero as of January 1, 1994 the "dividend basket" under the Third Restated Credit Agreement. In calculating Consolidated Net Income for the purpose of determining whether dividends can be paid, any income of the Company or any of its subsidiaries arising out of payments received in the event that Company terminates or amends the 1984 electric power purchase agreement between the Company and a public utility company are excluded.

            The Second Amendment also amends Section 5.2.7 of the Third Restated Credit Agreement to eliminate the prohibition of investments in Stone Venepal (Celgar) Pulp Inc. and permits limited investments to the extent that capital expenditures are below specified levels.



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            The Second Amendment makes certain other changes to the Third
Restated Credit Agreement as described in Exhibit 4.1 attached hereto and incorporated by reference herein.

            C.    DIVIDEND RESTRICTIONS IN INDENTURES

            The Company is currently prohibited from paying dividends under the indenture dated as of March 15, 1992 (the "1992 Indenture") between the Company and The Bank of New York, as trustee, relating to senior subordinated indebtedness. The 1992 Indenture prohibits the payment of dividends if the Company has a net worth of less than $750,000,000 or if after giving effect to such dividend, the aggregate amount expended subsequent to March 15, 1992 for dividends and other restricted payments exceeds the sum of (w) 100% of the aggregate Consolidated Net Income (as defined) calculated on a cumulative basis during the period subsequent to December 31, 1991 through the end of the last fiscal quarter that is prior to the declaration of such dividend (if such amount is negative, 100% of such amount is subtracted), (x) the aggregate net cash proceeds received from the issuance and sale of capital stock subsequent to March 15, 1992, (y) the aggregate net proceeds received by the Company from the issuance and sale of indebtedness that is converted into capital stock subsequent to March 15, 1992 and (z) $300 million. Computations are made under the 1992 Indenture using generally accepted accounting principles in effect on March 15, 1992. At December 31, 1993, the dividend pool under such indenture was negative $194.9 million. The dividend pool will be increased by 100% of the net proceeds of the common stock offering and increased or decreased in the future depending on whether there is net income or net losses for the period subsequent to December 31, 1993. The Indenture dated November 1, 1991, as amended by The First Supplemental Indenture dated June 23, 1993 between the Company and The Bank of New York, as trustee, relating to the senior notes, and the Indenture dated September 1, 1989, as supplemented by the First Supplemental Indenture dated as of November 13, 1989, between the Company and Bankers Trust Company, as Trustee, relating to the Company's 11-1/2% Senior Subordinated Notes due 1999, also contain dividend restrictions. These indenture restrictions are not currently as restrictive as the March 15, 1992 indenture.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA
            FINANCIAL INFORMATION AND EXHIBITS

            C.    EXHIBITS

            The exhibits accompanying this report are listed in the accompanying exhibit index.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                STONE CONTAINER CORPORATION



                                          By:          /S/LESLIE T. LEDERER
                                            -------------------------------
                                                     Leslie T. Lederer
                                                Vice President, Secretary
                                                      and Counsel



Date:  February 4, 1994


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                                 EXHIBIT INDEX


            The following exhibits are filed herewith as noted below.



EXHIBIT NO.

 1.1  Form of U.S. Terms Agreement
 1.2  Form of Terms Agreement
 1.3  Form of International Terms Agreement
 4.1 Second Amendment and Waiver made as of January 24, 1994 by and among Stone Container Corporation, the financial institutions signatory thereto and Bankers Trust Company, as agent under the U.S. Credit Agreement (as defined therein), Citibank, N.A., Chemical Bank (as successor to Manufacturers Hanover Trust Company) and The First National Bank of Chicago, as co-agents under the U.S. Credit Agreement
 4.2 Form of Second Supplemental Indenture dated as of February 1, 1994 to the Indenture dated as of November 1, 1991 between Stone Container Corporation and The Bank of New York, as trustee
99.1  Press Release issued by the Company dated February 3, 1994
99.2  Prospectus Supplement dated February 3, 1994 relating to sale of Common
      Stock


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